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                                                                   Exhibit 10.14
                            PRA INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                                OPTION AGREEMENT
                                ----------------


     THIS AMENDED AND RESTATED OPTION AGREEMENT (the "Agreement") evidences an agreement made as of the 14th day of November 1997, by and between Earle Martin (referred to here as the "Stockholder" even though he/she may not at present, or at any time in the future, actually own any shares of stock), and PRA INTERNATIONAL, INC., a Delaware corporation (the "Corporation).

     WHEREAS, the Stockholder and the Corporation are parties to that certain Option Agreement dated as of October 22, 1996 (as amended and in effect on the date hereof, the "Existing Option Agreement"); and

     WHEREAS, the Stockholder and the Corporation desire to amend and restate the Existing Option Agreement in its entirety in connection with the proposed initial public offering of the common stock, $.01 par value per share (the "Common Stock"), of the Corporation approved by the Public Offering Committee of the Board of Directors of the Corporation (the "IPO");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed that the Existing Option Agreement shall be amended and restated effective as of the consummation on or before January 31, 1998 of the IPO as follows:

     1.   Vesting of Options. (a) All options to purchase shares of Common Stock
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held by the Stockholder listed on Schedule 1 attached hereto, as such Schedule 1
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may be amended from time to time with the written consent of each of the parties, shall vest in accordance with the terms of said Schedule 1 and the
                                                         ----------
terms of Section 3 hereof, except that such vesting may be accelerated by the Corporation in its sole and absolute discretion or as otherwise provided in the applicable Plan (as defined below).

     (b) Unless sooner terminated in accordance with the terms hereof, all Options shall terminate (whether or not vested) on the tenth (10th) anniversary of the date of the original grant thereof.

     2. Stock Option Plans. All Options, if any, granted to the Stockholder prior to July 24, 1997 were granted pursuant to, and are
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                                      -2-

subject to the terms of, the Amended and Restated 1993 Stock Option Plan of the Corporation, a copy of which is attached as Exhibit A hereto (as may be further
                                            ---------
amended or restated, the "1993 Plan"), and all Options, if any, granted to the Stockholder on or after July 24, 1997 were or will be granted pursuant to, and are or will be subject to the terms of, the Amended and Restated 1997 Stock Option Plan of the Corporation, a copy of which is attached as Exhibit B hereto
                                                               ---------
(as may be further amended or restated, the "1997 Plan" and, collectively with the 1993 Plan, the "Plans").

     3.   Termination of Stockholder's Employment. For purposes of this Section
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3, all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in that certain Employment and Non-Competition Agreement dated as of October 11, 1996, between the Stockholder and Pharmaceutical Research Associates, Inc., a Virginia corporation ("Employer") (as amended and in effect from time to time, the "Employment Agreement").

     (a) Should the Term terminate under Section 7(a) of the Employment Agreement (expiration of the Term or the death of Employee), or be terminated by Employer under Section 7(b)(i) of the Employment Agreement (disability of Employee), all unvested Options will automatically terminate.

     (b) Should the Term be terminated by Employer under Section 7(b)(ii) of the Employment Agreement (for Good Cause):

     (i) All unvested Options held by Stockholder will automatically terminate; and

     (ii) All vested Options held by Stockholder that are not exercised by Stockholder within ninety (90) days of the date on which the Term is terminated, will automatically terminate.

     (c) Should the Term be terminated by Stockholder as Employee under Section 7(c) of the Employment Agreement, all unvested Options held by Stockholder will automatically vest as of the date on which the Term is terminated.
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                                      -3-

     4.   Disposition or Encumbrance of Rights. (The Stockholder shall not, from
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the date hereof, sell, assign, transfer or encumber (a) any Options, except for the transfer of Options that are not "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended ("Non-Statutory Options"), to the spouse or lineal descendants of the Stockholder or a trust solely for the benefit of one or more of the foregoing (each a "Permitted Transferee") or (b) any shares acquired in connection with the exercise of any of the Options ("Shares" and, collectively with the Options, "Rights"), unless they have been registered under the Securities Act of 1933, as amended, or an exemption from registration under such Act, and is otherwise made in compliance with any applicable state securities laws.

     5.   Endorsement of Stock Certificate. Each certificate representing Shares
          --------------------------------
shall be stamped with the following legend or its equivalent:

     "This certificate and the shares of stock represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore such shares may be sold or otherwise transferred only in compliance with the conditions specified in the Stockholder's Agreement between the Corporation and the holder hereof (or, as applicable, such holder's predecessor in interest), as amended and in effect from time to time, a complete and correct copy of which is available for inspection at the principal office of the Corporation and will be furnished without charge to the holder of this certificate upon written request."

     6.   Transfers on Corporate Books.  During the term of this Agreement, the
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Corporation shall not make or enter any transfer of Rights on the books and records of the Corporation unless, prior to such transfer:

     (a) the Corporation, through its duly elected officers, has determined that any such transfer is being made in accordance with the terms of this Agreement; and

     (b) the qualified transferee to whom such Rights are to be transferred has delivered to the Corporation duplicate originals of this Agreement, executed by the qualified transferee as a party thereto.
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     7.   Construction and Binding Effect.  This Agreement shall be construed
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according to the laws of the State of Delaware, without giving effect to any conflict or choice of law provision, and shall bind the parties, their permitted assigns and their personal representatives.

     8.   Invalidity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the other provisions, and the
Agreement shall be construed in all respects as if an invalid or unenforceable provision were omitted.

     9.   Duration. This agreement shall remain in full force and effect until
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the Stockholder no longer holds any Rights. Notwithstanding the foregoing, if the IPO is not consummated on or before January 31, 1998, this Agreement shall be null and void.

     10.  Entire Agreement. This document contains the entire agreement between
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the parties and no modification or change in this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have signed this Amended and Restated Option Agreement as of the date first above written.

                              CORPORATION:
                              -----------

                              PRA INTERNATIONAL, INC.


                              By: /s/ Earle Martin
                                 -------------------------------
                                  Title: President


                              STOCKHOLDER:
                              -----------


                              /s/ Earle Martin
                              ----------------------------------
                              Earle Martin
                              Address: 312 Grove Avenue
                                       Falls Church, VA 22046

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                                   SCHEDULE 1
                                   ----------
                                 (Earle Martin)



     1. Options for 3,485 Shares will vest on each of October 22, 1997 and October 22, 1998 and Options for 3,484 Shares will vest on each of October 22, 1999 and October 22, 2000 (each contingent upon employment with Employer at that time). The exercise price for such Options shall be $11.68 per share.

     2. Options for 27,875 Shares (which Options are in addition to the Options referred to in paragraph 1 above) will vest automatically upon
          (a) any extraordinary event in which any purchaser(s) (whether taken individually or as a group), under that certain Stock Purchase Agreement, dated September 13, 1996, as amended, by and among the Corporation, Employer, and Carlyle Partners II, L.P. (together with certain Affiliates; the "Stock Purchase Agreement"), receives an Internal Rate of Return (as such term is defined in the Stockholders' Agreement; "IRR") greater than 25% (to the extent that exercise of any of the options granted by the Corporation as of the date hereof to employees of the Corporation or its subsidiaries, including, without limitation, the Options, do not reduce such IRR below 25%) or (b) the occurrence on or before January 31, 1998 of the IPO as defined in the Conversion Agreement of even date herewith among the Corporation and the Preferred Stockholders as defined therein (as so defined, the "IPO").

     3. Options for 13,937 Shares (which Options are in addition to the Options referred to in paragraphs 1 and 2 above) will vest automatically upon (a) any extraordinary event in which the above stated IRR for any such Purchaser(s) (whether taken individually or as a group) is greater than 33% or (b) the occurrence on or before January 31, 1998 of the IPO.